UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

Palmer Square Capital BDC Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01334	84-3665200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315
Mission Woods, Kansas		66205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 816 994-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 23, 2025, Palmer Square Capital BDC Inc. (the “Company”) issued a press release announcing the declaration of a third quarter 2025 supplemental dividend of $0.06 per share. The third quarter 2025 supplemental dividend is payable on October 13, 2025 to stockholders of record as of September 25, 2025. The supplemental dividend will be paid out of the excess of the Company’s quarterly undistributed net investment income, above the previously declared third quarter 2025 base dividend of $0.36 per share, which is payable on October 13, 2025 to shareholders of record as of September 25, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Palmer Square Capital BDC Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMER SQUARE CAPITAL BDC INC.

Date:	September 23, 2025	By:	/s/ Jeffrey D. Fox
Jeffrey D. Fox, Chief Financial Officer